                                                                    EXHIBIT 99.5

                     FORM OF NOTICE OF GUARANTEED DELIVERY
                                      FOR
             TENDER OF SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
          IN EXCHANGE FOR SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                                   ISSUED BY
                          AIRPLANES PASS THROUGH TRUST

     As set forth in the Prospectus dated           , 2001 (the "Prospectus") of
Airplanes Pass Through Trust, Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept Airplanes Pass Through Trust's Exchange Offer (the Exchange Offer") to exchange its subclass A-9 outstanding Certificates due March 15, 2019 (the "Old Certificates") for its subclass A-9 Certificates due March 15, 2019 issued by Airplanes Pass Through Trust, which have been registered under the Securities Act of 1933, as amended, if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
           , 2001 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD CERTIFICATES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE

Delivery to: Bankers Trust Company, as Exchange Agent

----------------------------------------------------------------------------------------------------------
             by Mail:                 by Overnight Mail or Courier:                  by Hand:
   BT Services Tennessee, Inc.         BT Services Tennessee, Inc.            Bankers Trust Company
       Reorganization Unit          Corporate Trust & Agency Services   Corporate Trust & Agency Services
         P.O. Box 292737                   Reorganization Unit           Attn: Reorganization Department
     Nashville, TN 37229-2737            648 Grassmere Park Road            Receipt & Delivery Window
                                           Nashville, TN 37211          123 Washington Street, 1(st) Floor
       Fax: (615) 835-3701                                                      New York, NY 10006
                                           Confirm by Telephone
                                              (615) 835-3572                Information (800) 735-7777
----------------------------------------------------------------------------------------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Certificates is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Airplanes Group, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ___________________ Subclass A-9 Old Certificates pursuant to the guaranteed
                        (amount
                        of
                        Old
                        Certificates)
delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

     The undersigned understands that tenders of Old Certificates will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Certificates pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Old Certificates may also be withdrawn if the Exchange Offer is terminated without any such Old Certificates being purchased thereunder or as otherwise provided in the Prospectus.

     All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

Principal Amount of Subclass A-9                   Name(s) of Holder(s)
Old Certificates Tendered

                                                   Please Print or Type
                                                   Address
                                                   Area Code and Telephone No.
                                                   Signature(s)
                                                   Dated:
                                                   Account No.

     This Notice of Guaranteed Delivery must be signed by (i) the Holder(s) of Old Certificates exactly as its (their) name(s) appear on a security position listing maintained by DTC as the owner of Old Certificates or (ii) by person(s) authorized to become Holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or a representative capacity, such person must provide the following information:

          PLEASE PRINT NAME(S) AND ADDRESS(ES) OF PERSON SIGNING ABOVE
Name(s)
Capacity
Address(es)

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                         (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Certificate tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Certificates complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of a Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND OLD CERTIFICATES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm
                                                   Authorized Signature
Address                                            Name
                                                   Please Print or Type
                                                   Title
Zip Code
Area Code and Telephone Number
                                                   Date
Dated:           , 2001